As filed with Securities and Exchange Commission on June 13, 2000
                                                      Registration No. 333-90017
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                  -------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                                    22-2786081
       (State of                                              (I.R.S. Employer
     incorporation)                                           dentification No.)

                                  200 ROUTE 17
                                MAHWAH, NJ 07430
                                 (201) 529-2026
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

                               GEORGE MORGENSTERN
                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 SHELDON KRAUSE
                        EHRENREICH EILENBERG & KRAUSE LLP
                               11 EAST 44TH STREET
                     NEW YORK, NEW YORK 10017 (212) 986-9700

                                  -------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                Explanatory Note

     This Amendment No. 3 to the Registration Statement on Form S-3 is being filed for purposes of including Exhibit 23.3, which was previously omitted.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee and the Nasdaq National Market listing fee.

SEC registration fee...............................................      $ 1,688
NASDAQ National Market listing fee.................................        6,000
Legal fees and expenses............................................       15,000
Accounting fees and expenses.......................................        5,000
Miscellaneous expenses.............................................        1,000
                                                                         -------
Total..............................................................      $28,688

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation, as amended, and the Amended Bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the General Corporation Law of Delaware ("DGCL"). Section 145 of the DGCL provides that the Registrant, as a Delaware corporation, is empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including a derivative action) in which such person is mad a party by reason of his being or having been a director, officer, employee or agent of the Registrant (each, an "Indemnitee"); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations:
(i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonable believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and
(ii) in the case of a derivative action, and Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

     In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant eliminates personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b) (7) of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

     Please see Index of Exhibits on Page II-5 below.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, New Jersey, on this 13th day of June, 2000.

                                       DATA SYSTEMS & SOFTWARE INC.

                                       By: /s/ George Morgenstern
                                           -----------------------------
                                           George Morgenstern
                                           President and Chief Executive Officer



SIGNATURE                              TITLE

/s/ George Morgenstern                 Chairman, President, CEO and Director
----------------------------
George Morgenstern

/s/ Yacov Kaufman                      Vice President, Chief Financial Officer
----------------------------
Yacov Kaufman                          (Principal Financial Officer, Principal
                                       Accounting Officer)

         *                             Director
----------------------------
Robert Kuhn

         *                             Director
----------------------------
Allen I. Schiff

         *                             Director
----------------------------
Harvey Eisenberger

         *                             Director
----------------------------
Maxwell Rabb

         *                             Director, Secretary
----------------------------
Sheldon Krause

                                       Director
----------------------------
Susan L. Malley

* By: /s/ George Morgenstern
      ----------------------
         Attorney-in-Fact

                                INDEX OF EXHIBITS

Exhibit
Number            Description
--------------------------------------------------------------------------------

     2.1 Warrant Agreement between the Registrant and Bank Leumi USA dated as of August 30, 1999 (incorporated herein by reference to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1999).

     2.2 Securities Purchase Agreement between the Registrant and Bounty Investors LLC, dated as of October 12, 1999, relating to the purchase and sale of the Registrant's 0% Convertible Subordinated Debentures and Warrants, including forms of Debentures, Warrants and Registration Rights Agreement annexed as exhibits thereto (incorporated herein by reference to the Registrant's Report on Form 8-K dated October 13, 1999).

     2.3 Certificate of Incorporation of the Registrant, with amendments thereto
(incorporated   herein  by  reference   to  Exhibit  3.1  to  the   Registrant's
Registration Statement on Form S-1 (File No. 33-70482)).

     2.4. By-laws of the Registrant (incorporated herein by reference to Exhibit
3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-44027)).

     2.5 Amendments to the By-laws of the Registrant adopted December 27, 1994 (incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated January 10, 1995).

     5.1 Opinion of Ehrenreich Eilenberg & Krause LLP.**

     23.1 Consent of Deloitte & Touche LLP.**

     23.2 Consent of Brightman Almagor & Co.*

     23.3  Consent of  Ehrenreich  Eilenberg & Krause LLP  (included  in Exhibit
5.1).

     24.1 Power of Attorney.**

*   Filed herewith.

** Previously filed.